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                                                                    EXHIBIT 24.1

                            FORM OF POWER OF ATTORNEY

      Each of Samuel H. Armacost, Ronald S. Beard, John C. Cushman, III, Yotaro Kobayashi, Richard L. Rosenfield and Anthony S. Thornley executed the following power of attorney, except that his name was inserted where "[NAME OF DIRECTOR]" appears.

                            LIMITED POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that I, [NAME OF DIRECTOR], a member of the Board of Directors of Callaway Golf Company, a Delaware corporation (the "Company"), with its principal executive offices in Carlsbad, California, do hereby constitute, designate and appoint each of Steven C. McCracken and Bradley
J. Holiday, each of whom are executive officers of the Company, as my true and lawful attorneys-in-fact, each with power of substitution, with full power to act without the other and on behalf of and as attorney for me, for the purpose of executing and filing with the Securities and Exchange Commission the Company's Annual Report on Form 10-K for the year ended December 31, 2004, and any and all amendments thereto, and to do all such other acts and execute all such other instruments which said attorney may deem necessary or desirable in connection therewith.

      I have executed this Limited Power of Attorney effective as of March 3, 2005.

                                                   _____________________________
                                                   [NAME OF DIRECTOR]